Exhibit A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the under signed hereby agree to the joint filing with all other Reporting Persons (as such term if defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares of IFM Investments Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2012.

Donald Zhang	/s/ Donald Zhang
Donald Zhang

Harry Lu	/s/ Harry Lu
Harry Lu

IFM Overseas Partners L.P.	By:	IFM Overseas Limited, its general partner

	By:	/s/ Donald Zhang
Name: Donald Zhang
Title: Director

IFM Overseas Limited	By:	/s/ Donald Zhang
Name: Donald Zhang
Title: Director